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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to use of our report dated July 21, 1995, with respect to the con solidated financial statements of NOA Holding Company for the year ended May 31, 1995, included in Universal Outdoor Holdings, Inc.'s Current Report on Form 8-K dated July 31, 1997, filed with the Securities and Exchange Commission.

ERNST & YOUNG LLP

Minneapolis, Minnesota
July 31, 1997